Item 77.I - Terms of New or Amended Securities

Morgan Stanley Institutional Fund, Inc. - Global
Core Portfolio


Effective October 14, 2016, shareholders of each
Portfolio of Morgan Stanley Institutional Fund, Inc.
are no longer permitted to exchange shares that are not beneficially owned by "natural persons" into Active Assets Prime Trust, Morgan Stanley
California Tax-Free Daily Income Trust, Morgan
Stanley Liquid Asset Fund Inc., Morgan Stanley
New York Municipal Money Market Trust and
Morgan Stanley Tax-Free Daily Income Trust in connection with these funds' operation as "retail money market funds" as defined in Rule 2a-7 of the Investment Company Act of 1940, as amended, and as described in the supplement to each Portfolio's
Prospectus filed via EDGAR with the Securities and Exchange Commission on September 1, 2016
(accession number 0001104659-16-142599) and
incorporated by reference herein.

Each Portfolio of Morgan Stanley Institutional
Fund, Inc. made those changes to each of its operations (e.g., sales charge discounts and conversion features) described in the supplements to their Prospectuses filed via EDGAR with the Securities and Exchange Commission on September
30, 2016 (accession numbers 0001104659-16-
147813 and 0001104659-16-147815) and
incorporated by reference herein.